Exhibit 99.1

700 Pennsylvania Drive
Exton, Pennsylvania 19341

484.595-1300 P
484.593.1520 F

www.adolor.com
FOR IMMEDIATE RELEASE

Contact:

Adolor Corporation	Sam Brown, Inc. (media)
Stephen W. Webster	Mike Beyer (773) 463-4211

Senior Vice President, Finance and CFO

(484) 595-1500

ADOLOR CORPORATION REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

EXTON, PA, April 29, 2009 — Adolor Corporation (Nasdaq: ADLR) today reported financial results for the three months ended March 31, 2009.

Net product sales of ENTEREG® (alvimopan) recognized for the three months ended March 31, 2009 were approximately $1.4 million on total net shipments of approximately $2.0 million.  Under Adolor’s current revenue recognition policy, revenue related to a customer shipment is deferred until subsequent re-orders by that customer.  Since the Company’s launch of ENTEREG in June 2008, approximately 300 hospitals have re-ordered the product.

Hospitals registered under the ENTEREG Access Support and Education (E.A.S.E.™) Program increased by 175 to approximately 1,275 hospitals at the end of the quarter.  More importantly, acceptance of ENTEREG on hospital formularies increased during the quarter by 125 to approximately 425 hospitals as of March 31, 2009, including 275 of the 1,400 hospitals that perform approximately 80% of the bowel resection surgeries in the United States.

“We continue to advance the acceptance and utilization of ENTEREG in the hospital market,” said Michael R. Dougherty, President and Chief Executive Officer.  “In the first quarter, we saw continued growth in the number of hospitals including ENTEREG on their formularies, which we believe will translate into increased usage.  We also saw an increase in the number of both first-time and repeat users of ENTEREG.  Over the next several months, we will continue to focus our efforts on driving awareness of the clinical and economic benefits of ENTEREG to further increase adoption and utilization.”

For the three months ended March 31, 2009, the Company reported a net loss of approximately $13.2 million, or $0.28 per basic and diluted share, compared to a net loss of $9.1 million, or $0.20 per basic and diluted share, in the three months ended March 31, 2008.

As of March 31, 2009, Adolor had approximately $124.7 million in cash, cash equivalents and short-term investments, a decrease of $7.2 million since December 31, 2008.  During the quarter, the Company received a payment of approximately $8.4 million resulting from a modification to the Company’s collaboration agreement with GlaxoSmithKline (GSK).

Contract revenues were approximately $5.2 million and $6.2 million for the three months ended March 31, 2009 and 2008, respectively.  The decrease in 2009 compared to 2008 was primarily due to decreased amortization of deferred licensing fees relating to the Company’s agreement with Pfizer.

For the three months ended March 31, 2009 and 2008, research and development expenses were approximately $12.3 million and $11.4 million, respectively.  The increase in expenses for the three months ended March 31, 2009 was due to expenses related to the development of ADL7445 for opioid bowel dysfunction (OBD) and higher personnel costs, partially offset by lower levels of activity in the delta agonist program and preclinical programs and the reduced development expenses for ENTEREG.

Selling, general and administrative expenses were approximately $7.9 million and $5.5 million for the three months ended March 31, 2009 and 2008, respectively.  The increase in 2009 was driven primarily by increased marketing and selling expenses associated with the commercialization of ENTEREG.

Conference Call Information

Adolor’s management will discuss the Company’s first quarter 2009 results in a conference call with investors beginning at 9:00 a.m. EDT today, April 29, 2009.  To participate in the conference call, dial 1-866-394-4329 for domestic callers and 1-706-902-1952 for international callers, and refer to conference code number 96507883.  Investors can listen to the call live by logging on to the Company’s website at www.adolor.com and clicking on “Investor Insights,” then “Calendar of Events.”  The conference call will be archived and available to investors for one week after the call.

About Adolor Corporation

Adolor Corporation is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products.

Adolor’s first approved product in the United States is ENTEREG (alvimopan), which is indicated to accelerate the time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis.  ENTEREG is available for short-term use in hospitals registered under the E.A.S.E. Program.  In collaboration with GSK, the Company launched ENTEREG in mid-2008.

The Company’s research and development pipeline includes: two novel delta opioid receptor agonists, currently in mid-stage clinical development in collaboration with Pfizer Inc. for chronic pain; a mu opioid receptor antagonist entering development for chronic OBD; and several opioid and non-opioid discovery programs.

Forward-Looking Statements

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide Adolor’s current expectations or forecasts of future events.  These may include statements regarding market prospects for ENTEREG, including whether hospitals that have placed ENTEREG on formulary will order (or continue to re-order) ENTEREG in the future, and whether growth in formulary approvals, acceptance, utilization, net shipments and/or recognized net product sales will occur; anticipated scientific progress on its research programs, including with respect to ADL7445; development of potential pharmaceutical products, including the delta opioid receptor agonist program; interpretation of clinical results; prospects for regulatory approvals; and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning or that otherwise express contingencies, goals, targets or future development.  These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries, as well as more specific risks and uncertainties facing Adolor such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available at www.sec.gov and from Adolor at www.adolor.com.  Given the uncertainties affecting pharmaceutical companies such as Adolor, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Adolor undertakes no obligation to publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise, except as may be required by law.

This press release is available on the website http://www.adolor.com.

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[Financial information follows]

ADOLOR CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months
	Ended March 31,
	2009	2008

Revenues:
Product sales, net	$1,432,183	$—
Contract revenues	5,247,477	6,211,024
Total revenues, net	6,679,660	6,211,024

Operating expenses incurred:
Cost of product sales	153,304	—
Research and development	12,322,623	11,421,072
Selling, general and administrative	7,877,674	5,548,530
Total operating expenses	20,353,601	16,969,602

Loss from operations	(13,673,941)	(10,758,578)
Interest income, net	486,601	1,703,019
Net loss	$(13,187,340)	$(9,055,559)

Basic and diluted net loss per share	$(0.28)	$(0.20)

Shares used in computing basic and diluted net loss per share	46,296,235	45,948,066

BALANCE SHEET DATA

(Unaudited)

	March 31,	December 31,
	2009	2008
Cash, cash equivalents and short-term investments	$124,672,129	$131,910,206
Working capital	$105,697,227	$112,250,025
Total assets	$134,711,349	$144,426,567
Total stockholders’ equity	$76,151,609	$88,618,562